Exhibit 10.1

AMENDMENT TO NOTES

This AMENDMENT TO SENIOR CONVERTIBLE PROMISSORY NOTES (this “Amendment”) is made as of June 20, 2012, by and between DayStar Technologies, Inc. (the “Company”) and Sunlogics Power Fund Management, Inc. (the “Holder”).

WHEREAS, the Company and the Holders are parties to two Senior Convertible Promissory Notes dated March 14, 2012 in the aggregate initial principal amount of $400,000 and March 16, 2012 in the aggregate initial principal amount of $100,000 (each a “Note” and, collectively, the “Notes”);

WHEREAS, Section 4 of each Note provides that any term of such Note can be amended or waived with the prior written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend each of the Notes as provided below.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Section 3(a) of each Note is hereby amended by deleting the following:

“(i) an Event of Default has been declared by the Holder and (ii)”

2. The remaining provisions of each Note shall continue in full force and effect and are not otherwise affected by this Amendment.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in the State of Delaware by Delaware residents. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Amendment may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

DayStar Technologies, Inc.

By:	/s/ Peter A. Lacey
Name:	Peter A. Lacey
Title:	Interim Chief Executive Officer

Sunlogics Power Fund Management, Inc.

By:	/s/ Harold Schneider
Name:	Harold Schneider
Title:	Secretary